Calculation of Filing Fee Tables
S-3
Trilogy Metals Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	457(a)	28,754,496	$ 2.10	$ 60,384,441.60	0.000087	$ 5,253.45
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 60,384,441.60		$ 5,253.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,253.45
Offering Note
[1]	a. Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such indeterminate number of additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. b. Proposed Maximum Offering Price Per Share estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales price of the shares of common stock as reported on the NYSE American LLC on November 5, 2026. c. Amount Registered represents (i) 8,215,570 shares of common stock held by the selling stockholder named in the Registration Statement received from the Company pursuant to an Investment Agreement dated August 28, 2026, (ii) 6,161,678 shares of common stock issuable upon the exercise of warrants held directly by the selling stockholder, (iii) 8,215,570 shares of common stock held by the selling stockholder received from South32 International Investment Holdings Pty. Ltd. ("South32") pursuant to a Transaction Agreement dated August 28, 2026, and (iv) 6,161,678 shares of common stock issuable upon the exercise of a 10-year call option held directly by the selling stockholder with South32.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date